                                  EXCHANGE AGREEMENT


                                       Between

                                 OXFORD CAPITAL CORP.



                 SAFETY AND FATIGUE CONSULTANTS INTERNATIONAL, INC..

                                         And

                                   THE SHAREHOLDER


                                Dated August 20, 1996



Rx August 20, 1996

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                                  TABLE OF CONTENTS

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ARTICLES                                                                    PAGE
--------                                                                   ----
ARTICLE 1 REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SAFETY AND FATIGUE CONSULTANTS INTERNATIONAL, INC.
              Sections
              --------

              1.01      Organization                                          1
              1.02      Capitalization                                        2
              1.03      Subsidiaries and Predecessor Corporation              2
              1.04      Financial Statements                                  2
              1.05      Information                                           3
              1.06      Options and Warrants                                  3
              1.07      Absence of Certain Changes or Events                  3
              1.08      Title and Related Matters                             5
              1.09      Litigation and Proceeding                             5
              1.10      Contracts                                             5
              1.11      Material Contracts Default                            6
              1.12      No Conflict With Other Instruments                    6
              1.13      Governmental Authorizations                           6
              1.14      Compliance With Laws and Regulations                  7
              1.15      Approval of Agreement                                 7
              1.16      Material Transactions of Affiliations                 7
              1.17      Labor Relations                                       7
              1.18      Safety and Fatigue Consultants International.,
                        Schedules                                             7

ARTICLE II    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE  SHAREHOLDERS

              2.01      Ownership of Safety and Fatigue Consultants
                        International, Inc., shares.                          9

ARTICLE III   REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OXFORD

              Sections
              --------

              3.01      Organization                                         10
              3.02      Capitalization                                       10
              3.03      Subsidiaries                                         10
              3.04      Financial Statements                                 10
              3.05      Information                                          12
              3.06      Options and Warrants                                 12
              3.07      Absence of Certain Changes or Events                 12
              3.08      Title and Related Matters                            13
              3.09      Litigation and Proceedings                           13
              3.10      Contracts                                            14
              3.11      No Conflict With Other Instruments                   14
              3.12      Governmental Authorities                             14

ARTICLES                                                                    PAGE
--------                                                                    ----

              3.13      Compliance With Laws and Regulations                 14
              3.14      Insurance                                            14
              3.15      Approval of Agreement                                14
              3.16      Continuity of Business Enterprises                   14
              3.17      Material Transactions or Affiliations                15
              3.18      Employment Matters                                   15
              3.19      Oxford Schedules                                     15


ARTICLE IV    PLAN OF EXCHANGE

              Sections
              --------

              4.01      The Exchange                                         16
              4.02      Anti-Dilution                                        17
              4.03      Appointment of New Directors                         17
              4.04      Closing                                              17
              4.05      Closing Events                                       17
              4.06      Termination                                          17

ARTICLE V     SPECIAL COVENANTS

              Sections
              --------

              5.01      Stockholder Meeting of Oxford                        19
              5.02      Access to Properties and Records                     19
              5.03      Delivery of Books and Records                        19
              5.04      Special Covenants and Representations
                        Regarding the Exchanged Oxford Stock                 19
              5.05      Third Party Consents and Certificates                20
              5.06      Actions Prior to Closing                             20
              5.07      Sales Under Rules 144 or 145, If Applicable          21
              5.08      Indemnification                                      22

ARTICLE VI    CONDITIONS PRECEDENT TO OBLIGATIONS OF OXFORD

              Sections
              --------

              6.01      Accuracy of Representations                          22
              6.02      Officer's Certificates                               22
              6.03      No Material Adverse Change                           23
              6.04      Good Standing                                        23
              6.05      Officer and Director Questionnaires                  23
              6.06      Other Items                                          23

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF SAFETY AND FATIGUE CONSULTANTS INTERNATIONAL, INC.

              Sections
              --------

              7.01      Accuracy of Representation                           24
              7.02      Stockholder Approval                                 24
              7.03      Officer's Certificate                                24
              7.04      No Material Adverse Change                           24
              7.05      Good Standing                                        24
              7.06      No Action by SEC                                     24
              7.07      Other Items                                          25

ARTICLE VIII  MISCELLANEOUS

              Sections
              --------

              8.01      Brokers                                              25
              8.02      Governing Law                                        25
              8.03      Notices                                              25
              8.04      Attorney's Fees                                      27
              8.05      Confidentiality                                      27
              8.06      Schedules, Knowledge                                 27
              8.07      Third Party Beneficiaries                            27
              8.08      Entire Agreement                                     27
              8.09      Survival; Termination                                27
              8.10      Counterparts                                         28
              8.11      Amendment or Waiver                                  28

EXHIBITS

Exhibit "A"
Letter of Representation
Oxford Schedules
Safety and Fatigue Consultants International, Inc. Schedules

                                  EXCHANGE AGREEMENT

    THIS EXCHANGE AGREEMENT (hereinafter referred to as the "Agreement"), is entered into as of this 21 St. day of June, 1996, by and among Oxford Capital Corp., a Nevada corporation (hereinafter referred to as "Oxford"); Safety and Fatigue Consultants International, Inc., a corporation organized under the laws of the State of Texas (collectively hereinafter referred to as the "SFCI"), and JERRY STOVALL, (hereinafter referred to as "Shareholder") upon the following premises:

                                       PREMISES

    This Agreement provides for the acquisition by Oxford of 100% of the issued and outstanding shares of SFCI solely in exchange for 23,293,005 shares of Oxford common stock and 931,720 Warrants with an exercise price of $2.00 and 931,720 Warrants with an exercise price of $3.00 ("Warrants"), on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                      AGREEMENT

    NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived hear from, it is hereby agreed as follows:

                                      ARTICLE I

                  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SFCI

    As an inducement to, and to obtain the reliance of Oxford, SFCI represents and warrants as follows:

    Section 1.01        ORGANIZATION.       SFCI is a corporation duly
organized, validly existing, and in good standing under the laws of the State of Texas and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it required qualification except where failure to be so qualified would not have a material adverse effect on its business. Included in the SFCI Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation, as amended, of SFCI as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of SFCI's articles of incorporation or bylaws. SFCI has taken all actions required by law, ,Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement. SFCI has full power, authority, and legal right and has taken all action required by law, its memorandum and articles of association, and otherwise to consummate the transactions herein contemplated.

    Section 1.02   CAPITALIZATION.       The authorized and issued share
capital of SFCI Staffing Corp., is $1,000 divided into 1,000 Ordinary Shares. All issued and outstanding shares of SFCI are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

    Section 1.03   SUBSIDIARIES AND PREDECESSOR CORPORATIONS.   SFCI does not
have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, SFCI also includes those subsidiaries set forth on Schedule 1.03.

    Section 1.04   FINANCIAL STATEMENTS.

         (a) Included in the SFCI Schedules is the audited consolidated balance sheet of SFCI and its subsidiaries at June 30, 1996, and the related audited consolidated statements of profit and loss account and consolidated statement of cash flows since inception, together with notes to such statements and the opinion of Cheshire and Fuller, L.L.P., with respect thereto.

         (b) All such financial statements have been prepared in accordance with generally accepted accounting principles generally accepted and conforming to United States GAAP. The SFCI balance sheet presents a true and fair view as of its date of the financial condition of SFCI. SFCI did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with accounting principles generally accepted in the United States, and all assets reflected therein are properly reported and present fairly the value of the assets of SFCI in accordance with accounting principles generally accepted in the United States. The statements of consolidated profit and loss account and consolidated statement of cash flow reflect fairly the information required to be set forth therein to United States GAAP.

         (c) SFCI has filed all income and/or franchise tax returns required to be filed by it from inception to the date hereof. Included in the SFCI Schedules are true and correct copies of the income tax returns of SFCI filed for the prior three years. None of such income tax returns have been examined by the appropriate tax authorities. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

         (d) SFCI does not owe any unpaid taxes (including any deficiencies, interest, or penalties) through July 31, 1996, for which SFCI may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, SFCI does not owe any accrued and unpaid taxes to the date of this Agreement.

         (e) The books and records, financial and otherwise, of SFCI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (f) SFCI has good and marketable title to its assets and, except as set forth in the SFCI Schedules or the financial statements of SFCI or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

    Section 1.05   INFORMATION.   The information concerning SFCI set forth in
this Agreement and in the SFCI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

    Section 1.06   OPTIONS OR WARRANTS.     There are no existing options,
warrants, calls, or commitments of any character relating to the authorized and unissued SFCI common stock, except options, warrants, calls or commitments, if any, to which SFCI is not a party and by which it is not bound.

    Section 1.07   ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as set forth
in this Agreement or the SFCI Schedules, since July 31, 1996:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or financial condition of SFCI; or (ii) any damage, destruction, or loss to SFCI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or financial condition of SFCI.

         (b) SFCI has not (i) amended its Memorandum or Articles of Association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of SFCI;
    (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or which its officers, directors, or employees;

         (c) SFCI has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent SFCI balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, is the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
    (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business or SFCI; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the knowledge of SFCI, SFCI has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or financial condition of SFCI.

    Section 1.08   TITLE AND RELATED MATTERS.    SFCI has good and
marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent SFCI balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) retention of title rights and statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and -C- as described in the SFCI Schedules. Except as set forth in the SFCI Schedules, SFCI owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with SFCI business. Except as set forth in the SFCI Schedules, no third party has any right to, and SFCI has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects or SFCI or any material portion of its properties, assets, or rights.

    Section 1.09   LITIGATION AND PROCEEDINGS.   Except as set forth in the
SFCI Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of SFCI after reasonable investigation, threatened by or against SFCI or affecting SFCI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. SFCI does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10  CONTRACTS.

         (a) Except as included or described in the SFCI Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which SFCI is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business;

         (b) All contracts, agreements, franchises, license agreements, and other commitments to which SFCI is a party or by which its properties are bound and which are material to the operations of SFCI taken as a whole are valid and enforceable by SFCI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

         (c) SFCI is not a party to or bound by, and the properties of SFCI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of SFCI; and

         (d) Except as included or described in the SFCI Schedules or reflected in the most recent SFCI balance sheet, SFCI is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, (iii) agreement, contract, or indenture relating to the borrowing or money, (iv) guaranty of any obligation, other than one on which SFCI is a primary obliger, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of SFCI; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

    Section 1.11   MATERIAL CONTRACT DEFAULTS.   SFCI is not in default in any
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of SFCI and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which SFCI has not taken adequate steps to prevent such a default from occurring.

    Section 1.12   NO CONFLICT WITH OTHER INSTRUMENTS.     The execution of
this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which SFCI is a party or to which any of its properties or operations are subject.

    Section 1.13 GOVERNMENTAL AUTHORIZATIONS. Except as set forth in the SFCI Schedules, SFCI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by SFCI of this Agreement and the consummation by the Shareholder of the transaction contemplated hereby.

    Section 1.14   COMPLIANCE WITH LAWS AND REGULATIONS.   Except as set forth
in the SFCI Schedules, to the knowledge of SFCI, SFCI has complied with all applicable statues and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SFCI or except to the extent that noncompliance would not result in the occurrence of any material liability for SFCI.

    Section 1.15   APPROVAL OF AGREEMENT.   The board of directors of SFCI has
authorized the execution and delivery of this Agreement by SFCI and has approved the agreement and the transactions contemplated hereby.

    Section 1.16   MATERIAL TRANSACTIONS OR AFFILIATIONS.  Set forth in the
SFCI Schedules is a description of every material contract, agreement, or arrangement between SFCI and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by SFCI to own beneficially, 10% or more of the issued and outstanding common stock of SFCI and which is to be performed in whole or in part after the date hereof of which was entered into not more than three years prior to the date hereof. Except as disclosed in the SFCI Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of SFCI has, or has had since inception of SFCI, any known interest, direct or indirect, in any material transaction with SFCI which was material to the business of SFCI. There are no commitments by SFCI, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other material transaction with, any such affiliated person.


    Section 1.17   LABOR RELATIONS.    SFCI has not had work stoppage resulting
from labor problems. To the knowledge of SFCI, no union or other collective bargaining organization is organizing or attempting to organize any employee of SFCI.

    Section 1.18   SFCI SCHEDULES.     SFCI, prior to closing, will deliver to
Oxford the following schedules, which are collectively referred to as the "SFCI Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and dated as of such date, all certified by the chief executive officer of SFCI as complete, true, and correct as of the date of this agreement in all material respects:

         (a) a schedule containing complete and correct copies of Articles of Incorporation and By-Laws , as amended, of SFCI in effect as of the date of this Agreement;

         (b) a schedule containing the financial statements of SFCI identified in paragraph 1.04(a);

         (c) a schedule containing a list indicating the name and address of each shareholder of SFCI together with the number of shares owned by him, her or it;

         (d) a schedule containing a description of all real property owned or leased by SFCI, together with a description of every mortgage, deed of trust, pledge, lien agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

         (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which SFCI carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of
    SFCI);

         (f) a schedule listing the accounts receivable and notes and other obligations receivable of SFCI as of July 31, 1996, or thereafter other than in the ordinary course of business of SFCI, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other judgments which are in the aggregate material and due to or claimed by such creditor;

         (g) a schedule listing the accounts payable and notes and other obligations payable of SFCI as of July 31, 1996, or that arose thereafter other than in the ordinary course of the business of SFCI, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to SFCI respecting such obligations;

         (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or conditions of SFCI since July 31, 1996, required to be provided pursuant to section 1.07 hereof; and

         (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the SFCI Schedules by sections 1.01 through 1.18.

    SFCI shall cause the SFCI Schedules and the instruments and data delivered to Oxford hereunder to be updated after the date hereof up to and including the Closing Date.

    It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by SFCI. SFCI shall have a period of twenty (20) days after the date hereof to provide such schedules. If SFCI cannot or fails to do so, or if Oxford reasonably finds the schedules unacceptable, Oxford may terminate this agreement by giving written notice to SFCI within three (3) days after the schedules were due to be produced or were provided.


                                      ARTICLE II

                      REPRESENTATIONS, COVENANTS, AND WARRANTIES
                                  OF THE SHAREHOLDER

    As an inducement to, and to obtain the reliance of Oxford, the Shareholder represents and warrants as follows:

    Section 2.01   OWNERSHIP OF SFCI SHARES.     The Shareholder hereby
represents and warrants with respect to himself that he is the legal and beneficial owner of the number of SFCI shares set forth opposite his name at the foot of this agreement, except that in respect of shares set forth opposite names of persons other than the Shareholder such named persons are nominees for trusts of which the Shareholder or his families are beneficiaries and all of such shares are free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that it has full right, power, and authority to transfer, assign, convey, and deliver its SFCI shares subject to necessary waivers or transfer pre-emptive rights; and delivery of such shares at the closing will convey to Oxford good and marketable title to such shares and clear of any claims, charges, equities, liens, security interests and incumbrance whatsoever.


                                     ARTICLE III

                 REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OXFORD

    As an inducement to, and to obtain the reliance of SFCI and the Shareholder,

Oxford represents and warrants as follows:

    Section 3.01 ORGANIZATION. Oxford is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Oxford Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Oxford as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Oxford's articles of incorporation or bylaws. Oxford has taken all action required by law its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Oxford has full power, authority, and legal right and has taken all action required by law, it articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

    Section 3.02   CAPITALIZATION.     Oxford's authorized capitalization
consists of 50,000,000 shares of common stock, par value $.001, and 1,000,000 shares of Preferred Stock ,of which 5,155,392 common shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person or any applicable securities or Stock Exchange laws or regulations. Oxford is duly listed on the NASDAQ Bulletin Board and its shares are so listed. Oxford is in compliance with all applicable laws and regulations and has paid all Stock Exchange fees which are due.

    Section 3.03   SUBSIDIARIES AND PREDECESSOR CORPORATION.    Oxford does not
have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

    Section 3.04   FINANCIAL STATEMENTS.

    (a) Included in the Oxford Schedule are the audited balance sheets of Oxford as of December 31, 1994 and 1995, and June 30, 1996, and the related audited statements of operations, stockholders' equity and changes in financial position for the two fiscal years ended December 31, 1994 and 1995, and June 30, 1996, together with the notes to such statements and the opinion of Thomas Leger & Co. L.L.P., independent certified public accountants, with respect thereto.

    (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Oxford balance sheets present fairly as of their respective dates the financial condition of Oxford. Oxford did not have as of the date of any such Oxford balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Oxford, in accordance with generally accepted accounting principles. The statements of operations, stockholders's equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

    (c) Oxford has no liabilities with respect to the payment of any federal, state, county local or other taxes, all Stock Exchange fees (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

    (d) Oxford has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Included in the Oxford schedules are true and correct copies of the federal, state and local income tax returns of Oxford filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

    (e) The books and records, financial and otherwise, of Oxford are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

    (f) Oxford has good and marketable title to its assets, free from any encumbrances and , except as set forth in the Oxford Schedules or the Financial Statements of Oxford or the notes thereto and , has no material contingent liabilities direct or indirect, matured or unmatured.




    Section 3.05 INFORMATION. The information concerning Oxford set for in this Agreement and the Oxford Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

    Section 3.06   OPINIONS OR WARRANTS.   There are no existing options,
warrants, calls, or commitments of any character relating to the authorized and unissued stock of Oxford, except options, warrants, calls or commitments, if say, to which Oxford is not a party and by which it is not bound.

    Section 3.07   ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as described
herein or in the Oxford Schedules, since the date of the most recent Oxford balance sheet:

    (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Oxford or (ii) any damage, destruction or loss to Oxford (whether or not covered by insurance) materially and adversely affecting the business, operation, properties, assets or condition of Oxford;

    (b)  Oxford has not (i) amended its articles of incorporation or bylaws;
    (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Oxford;
    (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual of arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceed $1,000; or (viii) made any such increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

    (c) Oxford has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Oxford balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, concerning the business of Oxford; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether unauthorized and unissued or held as treasury stock), except in connection with this Agreement.

    (d) to the best knowledge of Oxford, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Oxford.

    Section 3.08   TITLE AND RELATED MATTERS.   Oxford has good and marketable
title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Oxford balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Oxford Schedules.

    Section 3.09   LITIGATION AND PROCEEDINGS.   There are no actions, suits,
proceedings or investigations pending or, to the knowledge of Oxford after reasonable investigation, threatened by or against Oxford or affecting Oxford or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Oxford does not have any knowledge of any default on its part with respect to any judgement, order, writs, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

    Section 3.10   CONTRACTS.   Oxford is not a party to any material contract,
franchise license agreement, agreement, or other commitments whether such agreement is in writing or oral except for this Agreement.

    Section 3.11   NO CONFLICT WITH OTHER INSTRUMENTS.   The execution of this
agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Oxford is a party or to which it or any of its assets or operations are subject.

    Section 3.12   GOVERNMENTAL AUTHORITIES.   Oxford has all licenses,
franchises, permits, and other governmental and authorizations, that are legally required to enable it to conduct its business operation in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Oxford of this Agreement and the consummation by Oxford of the transactions contemplated hereby

    Section 3.13   COMPLIANCE WITH LAWS AND REGULATIONS.   To the best of its
knowledge, Oxford has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or conditions of Oxford or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities

    Section 3.14   INSURANCE.     Oxford owns no insurable properties and
carries no casualty or liability insurance.

    Section 3.15   APPROVAL OF AGREEMENT.   The board of directors of Oxford
has authorized the execution and delivery of this Agreement by Oxford and has approved this Agreement and the transactions contemplated hereby and approved the submission of the agreement and the transactions contemplated hereby to the Shareholders of Oxford for their approval with the recommendation that it be accepted.

    Section 3.16   CONTINUITY OF BUSINESS ENTERPRISES.   Oxford has no
commitment or present intention to liquidate SFCI or sell or otherwise dispose of a material portion of SFCI's business or assets following the consummation of the transactions contemplated hereby.

    Section 3.17   MATERIAL TRANSACTIONS OF AFFILIATIONS.   Except as disclosed
herein and in the Oxford Schedules, there exists no material contract, agreement or arrangement between Oxford and any predecessor and any person who was at the time of such contract. agreement or arrangement an officer, director, or person owning of record or know by Oxford to own beneficially, 10% or more of the issued and outstanding common stock of Oxford and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% Shareholders of Oxford has, or has had during the last preceding full fiscal year, any known interest in any such material transaction with Oxford which was material to the business of Oxford. Oxford has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any material transaction with any such affiliated person.

    Section 3.18   EMPLOYMENT MATTERS.   Oxford has no employees other than its
executive officers.

    Section 3.19   OXFORD SCHEDULES.   Prior to closing Oxford will deliver to
SFCI the following schedules, which are collectively referred to as the "Oxford Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Oxford to be complete, true, and accurate:

    (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Oxford as in effect as of the date of this Agreement;


    (b) a schedule containing a copy of the Oxford quarterly report on Form 10-QSB for the three months ended June 30, 1996, including the unaudited financial statements identified in paragraph 3.04(a);

    (c)  a schedule containing a copy of the Oxford annual report on   Form
    10-KSB for the year ended December 31, 1995, which complies in all material respects with the applicable requirements of the Securities Act of 1934, as amended;

    (d) a schedule containing a copy of all other reports, statements and registration statements filed or required to be filed with the SEC;

    (e) a schedule containing a copy of the federal income tax returns of Oxford identified in paragraph 3.04(a);

    (f) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Oxford since December 31, 1995, required to be provided pursuant to Section
    3.07 hereof;

    (g) a list of all Shareholders of Oxford setting forth the address and number of shares held beneficially and of record; and

    (h) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed to the Stock Exchange in the Oxford Schedules by Sections 3.01 through 3.18.

    Oxford shall cause the Oxford Schedules and the instruments and data delivered to Shareholders hereunder to be updated after the date hereof up to and including the Closing Date.

    It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Oxford. Oxford shall have a period of twenty (20) days after the date hereof to provide such schedules. If Oxford cannot or fails to do so, or if SFCI reasonably finds the schedules unacceptable, SFCI may terminate this agreement by giving written notice to Oxford within three (3) days after the schedules were due to be produced or were provided.

                                      ARTICLE IV

                                   PLAN OF EXCHANGE

    Section 4.01   THE EXCHANGE.   On the terms and subject to the conditions
set forth in this Agreement, on the Closing Date (as defined in Section 4.04), the Shareholder hereby agrees to assign, transfer, and deliver to Oxford, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of SFCI set after his signature at the foot of this Agreement, in the aggregate constituting at least 100% of the issued and outstanding shares of common stock of SFCI and Oxford agrees to acquire such shares on such date by issuing and delivering in exchange therefor solely shares of Oxford restricted common stock, par value $0.001, in the amount in accordance with Exhibit A attached hereto and made a part of this agreement 23,293,005 shares of Oxford common stock ("Exchanged Oxford Stock")and 931,720 Warrants with an exercise price of $2.00 and 931,720 Warrants with an exercise price of $3.00 ("Warrants"). At the Closing, the Shareholder shall, upon the surrender of their certificate or certificates, representing their SFCI shares to the registrar and transfer agent, be entitled to receive a certificate or certificates representing 23,293,005 shares of the Exchanged Oxford Stock as per Exhibit A attached hereto and made a part of this agreement and Warrants, as described above, totaling 1,863,440 which are exercisable for a period of Two (2) years from the Closing Date.

    Section 4.02   ANTI-DILUTION.   The number of shares of Exchanged Oxford
Stock shall be appropriately adjusted to take into account for any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Oxford common stock which may occur between the date of the execution of this Agreement and the delivery date of the shares.

    Section 4.03   APPOINTMENT OF NEW DIRECTORS.      At closing the directors
of Oxford will resign and Oxford will appoint new directors to fulfil the terms of the resigning directors.

    Section 4.04   CLOSING.   The closing ("Closing") of the transactions
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the ten-day period commencing with the last to occur of the following: the Oxford Shareholders' meeting and such date as may be prescribed by any federal or state regulatory agency or authority prior to which the transactions contemplated hereby may not be effectuated and the expiry of the 20 day periods in clause 1.18 and 3.19 to provide schedules. Such Closing shall take place at a mutually agreeable time and place.

    Section 4.05 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, ruling or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

    Section 4.06   TERMINATION.

    (a) This Agreement may be terminated by the board of directors of either Oxford or SFCI at any time prior to the Closing Date if:

         (I) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by their Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

         (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

         (iii) there shall have been any change after the date of the latest balance sheets of Oxford and SFCI, respectively, in the assets, properties, business, or financial condition of Oxford or SFCI, which could have a materially adverse affect on the value of the business of Oxford or SFCI, respectively, except any changes disclosed in the Oxford or SFCI Schedules, as the case may be, dated as of the date of the execution of this Agreement.

         (iv) the Board of Directors of Oxford or SFCI or the Shareholder determine in good faith that a condition to closing has not occurred.


In the event of termination pursuant to this paragraph (a) of Section 4.06, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

    (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Oxford, if SFCI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of SFCI contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 4.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that SFCI shall bear its own costs as well as the reasonable costs of Oxford in connection with the negotiations, preparation, and execution of this Agreement and matters in connection therewith.

    (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of SFCI or by the Shareholder if Oxford shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Oxford contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph -C- of
    Section 4.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Oxford shall bear its own costs as well as the reasonable costs of SFCI and the Shareholder incurred in connection with the negotiation, preparation and execution of this Agreement.

                                      ARTICLE V

                                  SPECIAL COVENANTS

    Section 5.01   STOCKHOLDER MEETINGS OF OXFORD.   As soon as practicable
following the execution of this Agreement, and prior to the Closing, Oxford shall call a special meeting of its Shareholders to approve the following proposals:

    (a) the authorization and approval of this Agreement and the transactions contemplated thereby;

    (b) to take such other actions as the directors may determine are appropriate.

    Section 5.02   ACCESS TO PROPERTIES AND RECORDS.   Oxford and SFCI will
each afford to the officers and authorized representatives of the other and the Shareholder full access to the properties, books and records of Oxford or SFCI as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Oxford or SFCI, as the case may be, as the other shall from time to time reasonably request.


    Section 5.03   DELIVERY OF BOOKS AND RECORDS.   At the Closing, SFCI shall
deliver to Oxford the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Oxford now in the possession of Oxford or its representatives.

    Section 5.04   SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE
EXCHANGED OXFORD STOCK.   The consummation of this Agreement and the
transactions herein contemplated, including the issuance of the Exchanged Stock to the Shareholder of SFCI as contemplated hereby, constitutes the offer and sale of securities under the Securities and Exchange Act and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which the Shareholder acquires such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, SFCI shall cause to be delivered, and the Shareholder shall deliver to Oxford, letters of representation in the form attached hereto as Exhibit "A".

    Section 5.05   THIRD PARTY CONSENTS AND CERTIFICATES.   Oxford and SFCI
agree to cooperate with each other in order to obtain any required third party consents to their Agreement and the transactions herein and therein contemplated.

    Section 5.06   ACTIONS PRIOR TO CLOSING.

    (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Oxford or SFCI Schedules or as permitted or contemplated by this Agreement, Oxford and SFCI respectively, will each:

         (I) carry on its business in substantially the same manner as it has heretofore;

         (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

         (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

         (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

         (v) use its best reasonable efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

         (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

    (b) From and after the date of their Agreement until the Closing Date, neither Oxford nor SFCI will:

         (I)  make any changes in their articles of incorporation or bylaws.

         (ii) take any action described in Section 1.07 in the case of SFCI, or in Section 3.07, in the case of Oxford (all except as permitted therein or as disclosed in the applicable party's schedules); or

         (iii) enter into or amend any contract, agreement, or other instruments of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

    Section 5.07   SALES UNDER RULE 144 OR 145, IF APPLICABLE.

    (a) Oxford will use its best reasonable efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and NASD, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

    (b) Upon being informed in writing by any such person holding restricted stock of Oxford as of the date of their Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Oxford will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

    (c) If any certificate representing any such restricted stock is presented to Oxford's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provide such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Oxford and its counsel that stock transfer has complied with the requirements of Rule 144 or 145, as the case may be, Oxford will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of their Section 5.07 shall survive the Closing and the consummation of the transactions contemplated by their Agreement.

    Section 5.08   INDEMNIFICATION.

    (a) SFCI and the Shareholder hereby agree to indemnify Oxford and each of the officers, agents and directors of Oxford as of the date of execution of their Agreement against any loss, liability, claim, damage, or expense

    (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Articles I and II of their Agreement. The indemnification provided for in their paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

    (b) Oxford hereby agrees to indemnify SFCI and the Shareholder and each of the officers, agents, and directors of SFCI as of the date of execution of their Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of their Agreement. The indemnification provided for in their paragraph shall survive the Closing and consummation of the interactions contemplated hereby and termination of this Agreement.

                                      ARTICLE VI

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF OXFORD

    The obligations of Oxford under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

    Section 6.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by SFCI and the Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), SFCI and the Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by SFCI and the Shareholder prior to or at the Closing. Oxford shall be furnished with a certificate, signed by a duly authorized executive officer of SFCI and dated the Closing Date, to the foregoing effect.

    Section 6.02   OFFICER'S CERTIFICATE.   Oxford shall have been furnished
with a certificate dated the Closing Date and signed by a duly authorized officer of SFCI to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the knowledge of SFCI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by their Agreement, or, to the extent not disclosed in the SFCI Schedules, by or against SFCI, which might result in any material adverse change in any of the assets, properties, business, or operations of SFCI.

    Section 6.03   NO MATERIAL ADVERSE CHANGE.   Prior to the Closing Date,
there shall not have occurred any material adverse change in the financial condition, business, or operations of SFCI nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of SFCI.

    Section 6.04   GOOD STANDING.   Oxford shall have received a certificate of
good standing from the proper authority dated as of a date within ten days prior to the Closing Date certifying that SFCI is in good standing as a corporation in Canada.

    Section 6.05   OFFICER AND DIRECTOR QUESTIONNAIRES.   Oxford shall have
received officer and director questionnaires completed and signed by each executive officer and director of SFCI in form and substance reasonably satisfactory to Oxford and its counsel which shall contain information for use by Oxford in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.


    Section 6.06   OTHER ITEMS.

    (a) Oxford shall have received a Shareholders list of SFCI containing the name, address, and number of shares held by each SFCI Shareholder as of the date of Closing certified by an executive officer of SFCI as being true, complete and accurate,

    (b) Oxford shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Oxford may reasonably request.

                                     ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF SFCI
                                 AND THE SHAREHOLDER

    The obligations of SFCI and the Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

    Section 7.01   ACCURACY OF REPRESENTATIONS.   The representations and
warranties made by Oxford in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Oxford shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Oxford prior to or at the Closing, SFCI shall have been furnished with a certificate, signed by a duly authorized executive officer of Oxford and dated the Closing Date, to the foregoing effect.

    Section 7.02   STOCKHOLDER APPROVAL.   The stockholders of Oxford shall
have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 4.01.

    Section 7.03   OFFICER'S CERTIFICATE.   SFCI shall have been furnished with
a certificate dated the Closing Date and signed by a duly authorized executive officer of Oxford, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Oxford threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

    Section 7.04   NO MATERIAL ADVERSE CHANGE.   Prior to the Closing Date,
there shall not have occurred any material adverse change in the financial condition, business or operations of Oxford nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Oxford.

    Section 7.05 GOOD STANDING. SFCI shall have received a certificate of good standing from the Secretary of State of the state of Nevada or other appropriate office, dated as of a date within twenty days prior to the Closing Date certifying that Oxford is in good standing as a corporation in the state of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.


    Section 7.06   NO ACTION BY SEC    Oxford shall not be subject to any stop
order, enforcement action or other proceeding or investigation initiated against Oxford, its officers or directors by the SEC or NASD.

    Section 7.07   OTHER ITEMS.

    (a) SFCI shall have received a Shareholders list of Oxford, current at least twenty (20) days prior to Closing, containing the name, address and number of shares held by each such Oxford Shareholders certified by an executive officer of Oxford as being true, complete and accurate,

    (b) SFCI shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as SFCI may reasonably request.

    (c) SFCI shall have received uniform commercial code certificates from the appropriate state of local authorities dated as of the Closing Date to the effect that there were no liens on the properties of Oxford

                                     ARTICLE VIII

                                    MISCELLANEOUS

    Section 8.01   BROKERS.   Oxford and SFCI agree that there were no finders
or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of their Agreement. Oxford and SFCI each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising form the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

    Section 8.02   GOVERNING LAW.   Their Agreement shall be governed by,
enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of Nevada.

    Section 8.03   NOTICES.   Any notice or other communications required or
permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:




    If to Oxford, to:        Oxford Capital Corp.
                             4615 Southwest Freeway, Suite 420
                             Houston, Texas   77024

    With copies to:          Vanderkam & Sanders
                             1111 Caroline Street
                             Suite 2905
                             Houston, Texas 77010

    If to SFCI.              Safety and Fatigue Consultants International, Inc.
                             5307 E. Mockingbird Lane
                             Suite 300
                             Dallas, Texas 75206

    With copies to:          Cassell & Stone, L.L.P.
                             Mr. M. David Burton
                             5958 Sherry Lane
                             Suite 1400
                             Dallas, Texas 75225


    If to Shareholder        Mr. Jerry Stovall
                             5307 E. Mockingbird Lane
                             Suite 300
                             Dallas, Texas 75206



or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

    Section 8.04   ATTORNEY'S FEES.   In the event that any party institutes
any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.


    Section 8.05   CONFIDENTIALITY.   Each party hereto agrees with the other
parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, as such other party, and shall not use such disclosure data or information or disclose the same to others, except (I) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such disclosure data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

    Section 8.06   SCHEDULES; KNOWLEDGE.   Each party is presumed to have full
knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

    Section 8.07   THIRD PARTY BENEFICIARIES.   This Agreement is strictly
between Oxford and SFCI, and the Shareholder and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

    Section 8.08   ENTIRE AGREEMENT.   This Agreement represents the entire
agreement between the parties relating to the subject matter thereof.

    Section 8.09   SURVIVAL; TERMINATION.   The representations, warranties,
and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months.

    Section 8.10   COUNTERPARTS.   This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Solely for the purpose of this facsimile signatures shall be deemed original signatures.

    Section 8.11   AMENDMENT OR WAIVER.   Every right and remedy provided
herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by any writing signed by all parties hereto, with respect to any of the terms contained herein, and say term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision in intended.

    IN WITNESS WHEREOF, the corporate parties and the Shareholder hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                OXFORD CAPITAL CORP.


                                       BY:
----------------------                    --------------------
Secretary or Assistant Secretary            Robert E. Cheney, President



ATTEST:                                SAFETY AND FATIGUE CONSULTANTS
                                       INTERNATIONAL, INC.

                                       BY:
----------------------                    --------------------
Secretary or Assistant Secretary       Jerry Stovall, President


ATTEST:                                THE SHAREHOLDER

                                       BY:
--------------------                      --------------------
                                            Jerry Stovalll

                                      EXHIBIT A


    NAME                     SHARES OF SFCI           SHARES OF OXFORD
--------------------------------------------------------------------------------


Mr. Jerry Stovall                 1000                  23,293,005
5307 E. Mockingbird Lane
Suite 300
Dallas, Texas 75206